Exhibit 3.66

                          ARTICLES OF ORGANIZATION
                                     OF
            BROWN & BROWN CHEVROLET-SUPERSTITION SPRINGS, L.L.C.

         Pursuant to A.R.S.ss. 29-632, the undersigned states as follows:

                                     I.
                                    NAME

         The name of this limited liability company formed by this instrument is "Brown & Brown Chevrolet-Superstition Springs, LLC."

                                    II.
                               OFFICE; AGENT

         The address of the limited liability company's registered office in Arizona is c/o CT Corporation System, 3225 North Central Avenue, Phoenix, Arizona 85012. The name and business address of the statutory agent of the limited liability company are CT Corporation System, 3225 North Central Avenue, Phoenix, AZ 85012.

                                    III.
                          [Intentionally omitted.]


                                    IV.
                                 MANAGEMENT

         Management of the limited liability company is vested in the managing members. The managing members shall be Michael E. Maroone and Jonathan P. Ferrando whose addresses are set forth below:


Michael E. Maroone                                    Jonathan P. Ferrando
110 SE 6th Street                                     110 SE 6th Street
Ft. Lauderdale, FL 33301                              Ft. Lauderdale, FL 33301


                                     V.
                                  MEMBERS

         The name and address of the sole member of the limited liability company is:

                           AutoNation Enterprises Incorporated
                           110 SE 6th Street
                           Ft. Lauderdale, FL 3301